Exhibit 99.1

AmpliTech Group Announces Appointment Of Shailesh “Sonny” Modi To Its Board Of Directors

Hauppauge, NY, January 21, 2025 – AmpliTech Group, Inc. (Nasdaq: AMPG, AMPGW, “AmpliTech”), a designer, developer, and manufacturer of state-of-the-art signal processing components for satellite, Public and Private 5G, and other communications networks, including the design of complete 5G/6G systems and a global distributor of packages and lids for integrated circuits assembly, today is pleased to announce the appointment of Shailesh “Sonny” Modi to its Board of Directors. Mr. Modi is a seasoned senior financial and business professional with nearly 40 years of experience. Mr. Modi will serve on the Audit, Nominating and Governance Committees. AmpliTech looks forward to leveraging his experience, knowledge and guidance to further its abilities to achieve corporate goals.

Mr. Modi’s experience spans into various sectors and disciplines, including managerial, finance, auditing and strategy. He spent the first 10 years of his career with Deloitte & Touche LLP, serving various clients in the financial services industry and participating in initial public offerings. For the past 30-plus years, Mr. Modi has worked in the private sector in various senior executive roles. For the past 9 years, Mr. Modi has continued to serve in the role of chief financial officer and treasurer at ShelterPoint Life Insurance Company (“ShelterPoint”). In 2024, Mr. Modi was instrumental in leading the efforts of the successful sale of ShelterPoint to Protective Life Insurance Company. Mr. Modi holds his BS in Accounting and MBA in Finance & Computer Systems from New York University. He has served on various Boards including InRoads and IASA, and been involved in various volunteer organizations, including the Boy Scouts of America.

About AmpliTech Group

AmpliTech Group, Inc., its subsidiary, AmpliTech Inc., and the Company’s divisions, Specialty Microwave, Spectrum Semiconductor Materials, AmpliTech Group Microwave Design Center, and AmpliTech Group True G Speed Services—is a leading designer, developer, manufacturer, and distributor of cutting-edge radio frequency (RF) microwave components and 5G network solutions. Serving global markets including satellite communications, telecommunications (5G & IoT), space exploration, defense, and quantum computing, AmpliTech Group is committed to advancing technology and innovation. For more information, please visit www.amplitechgroup.com.

Safe Harbor Statement

This release contains statements that constitute forward-looking statements. These statements appear in several places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things, that this company’s expected receipt of patents in the near future, will lead to immediate or near future orders and to further penetrate Quantum Computing and Public and Private 5G markets. The words “may” “would” “will” “expect” “estimate” “anticipate” “believe” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control, and that actual results may differ materially from those projected in the forward-looking statements because of various factors. Other risks are identified and described in more detail in the “Risk Factors” section of the Company’s filings with the SEC, which are available on our website. We undertake no obligation to update, and we do not have a policy of updating or revising these forward-looking statements, except as required by applicable law.

Contacts:

Corporate Social Media

X/Twitter: @AmpliTechAMPG

Instagram: @AmpliTechAMPG

Facebook: AmpliTechInc

Linked In: @AmpliTech Group Inc

Investor Social Media

Twitter: @AMPG_IR

StockTwits: @AMPG_IR

Company Contact:

Jorge Flores

Tel: (631)-521-7831

investors@amplitechgroup.com